UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2026

NEXALIN TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41507	27-5566468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1776 Yorktown, Suite 550, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 260-0222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NXL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 17, 2026, Nexalin Technology, Inc. (the “Company”) entered into a Scope of Work (the “SOW”) with Lindus Health Limited (“Lindus Health”), a clinical research organization based in the United Kingdom. The SOW is governed by a Master Services Agreement (“MSA”) previously entered into between the parties and sets forth the terms under which Lindus Health will conduct the Company’s pivotal clinical trial for its HALO Clarity device (the “Pivotal Study”).

Under the SOW, the Company will pay Lindus Health direct fees in an aggregate amount of approximately $944,820, plus certain pass-through expenses. Payments of direct fees are structured on a milestone basis, and pass-through expenses are invoiced on a monthly basis.

The term of the SOW continues until completion of all services described therein, unless terminated earlier in accordance with the MSA. The SOW provides that certain changes to the Pivotal Study, such as addition of new clinical sites, increases in enrolled participants, protocol amendments after study start-up, amendments to critical analyses, extension of study duration, and requests for additional platform features or integrations, will require a change order, which may result in adjustments to the scope, budget, or timeline.

The foregoing description of the SOW does not purport to be complete and is qualified in its entirety by reference to the full text of the SOW, a copy of which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended March 31, 2026.

Item 7.01	Other Events.

On April 22, 2026, the Company issued a press release announcing the advancement of its pivotal clinical trial evaluating the HALO Clarity device. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 22, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2026	NEXALIN TECHNOLOGY, INC.

/s/ Mark White
Mark White
Chief Executive Officer

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